UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 29, 2010

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

WASHINGTON	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BSQUARE CORPORATION

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2010, BSQUARE Corporation (the “Company”) entered into an Amendment (the “Amendment”) to the Hardware Design and Systems Integration Services Global Terms and Conditions and related Statements of Work with the Ford Motor Company (“Ford”) dated December 30, 2009 (the “Agreement”). The Amendment modifies certain provisions with respect to the work performed under the first two Statements of Work (each an “SOW”) governed by the Agreement. Further, the Company executed an additional Statement of Work (“SOW3”), also governed by the Agreement, but subject to certain modifications as provided for in SOW3.

The Amendment includes the following material provisions:

•

Ford will pay the Company an additional $3.782 million, the vast majority of which is to compensate the Company for program overruns. Of this amount, 75% is payable immediately, with the remainder due no later than August 31, 2010;

•	Ford will reimburse the Company $275,000 for future insurance expense;

•	The parties agreed on a remaining list of deliverables under the first two SOWs that is less than originally agreed to between the parties;

•

The parties restructured the Company’s potential liability under the first two SOW’s such that the parties agree that acceptance of all remaining deliverables will be deemed to occur, and no performance delays by Company will be deemed to exist, upon the earlier of completion of the remaining deliverables or a date roughly coinciding with the availability of vehicles to dealers; and

•

The Company’s liability sublimit for warranty claims, and related expenses, was increased from $5 million to $10 million; however, this liability limit now includes all direct, indirect and consequential damages. The overall limit on liability remains at $35 million.

SOW3 defines a new working relationship between the Company and Ford. Under SOW3, Ford has committed to pay a minimum of $5.6 million for a defined set of Company resources over a one year period. The start date for work under SOW3 was June 14, 2010, provided that if any of these allocated resources perform work on the first two SOW’s after June 28, 2010, their time shall not be charged to Ford and the term under SOW3 for those resources shall be extended for the same period of time. Ford will prepay $3 million toward the SOW3 program, all of which is payable immediately. The Company’s liability for work under SOW3 will be capped at $11 million and the Company will not be liable for any consequential damages for work done under SOW3. The current term of the Agreement will expire on June 30, 2011, or upon completion of SOW3, whichever comes later, subject to certain provisions for automatic renewal and early termination.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of BSQUARE Corporation, dated July 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Dated: July 1, 2010	By:	/S/ SCOTT C. MAHAN
Scott C. Mahan
Vice President, Finance & Operations and Chief Financial Officer